SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
SYMETRA FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0978027
(State of Incorporation or Organization)	(IRS Employer Identification Number)
777 108th Avenue NE, Suite 1200
Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-144162
Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title Of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

Common Stock, par value $0.01 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Exchange Act:
None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Registrant’s Common Stock, par value $0.01 per share, is set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-144162), filed with the Securities and Exchange Commission on June 29, 2007, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Registration Statement”), which description is incorporated herein by reference.
Item 2. Exhibits.
     No exhibits are required to be filed, because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SYMETRA FINANCIAL CORPORATION
/s/ Margaret A. Meister
Name:	Margaret A. Meister
Title:	Chief Financial Officer

Dated: November 6, 2007